UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

        Date of report (Date of earliest event reported):  June 9, 2006

LABOR READY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Washington

(State or Other Jurisdiction of Incorporation)

001-14543	91-1287341
(Commission File Number)	(IRS Employer Identification No.)

1015 A Street, Tacoma, Washington	98402
(Address of Principal Executive Offices)	(Zip Code)

(253) 383-9101

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

        ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.             Other Events

                On June 9, 2006, Labor Ready, Inc. (the “Company”) announced in a press release (the “Press Release”) that its Board of Directors  has authorized the purchase of up to 1.0 million shares of Labor Ready common stock in either open market or private transactions.  Subject to certain conditions, the shares are expected to be purchased during the period between June 9, 2006 and September 7, 2006 pursuant to a stock repurchase plan under Rules 10b5-1 and 10b-18 under the Securities and Exchange Act of 1934.  Depending upon prevailing market conditions and other factors, there can be no assurance that any or all authorized shares will be purchased pursuant to the plan.  The Company may terminate the stock repurchase plan at any time.  The Company also announced that it successfully completed a previously authorized plan to repurchase approximately 1.2 million shares of Labor Ready common stock announced on April 19, 2006.  The Press Release is attached hereto as Exhibit 99.1 and incorporated herein as referenced.

Item 9.01.             Financial Statements and Exhibits.

(d)	Exhibits

99.1.	Press Release of Labor Ready, Inc. dated June 9, 2006

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR READY, INC.
(Registrant)

Date: June 9, 2006	By:	/s/ Steven C. Cooper.

Steven C. Cooper
President and Chief Executive Officer